                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Verilink Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [VERILINK(R) LOGO]

                             950 EXPLORER BOULEVARD
                         HUNTSVILLE, ALABAMA 35806-2808

                                                                October 17, 2001

Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Verilink Corporation (the "Company") to be held at the Company's facility located at 950 Explorer Boulevard in Huntsville, Alabama on Wednesday, November 14, 2001, at 9:00 a.m. local time. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We also will report on the operations of the Company during the past year as well as on our plans for the future.

         We are including with this Proxy Statement a copy of the Company's Annual Report on Form 10-K. It contains information on the Company's operations, markets, products and services as well as the Company's audited financial statements.

         Please take this opportunity to become involved in the affairs of the Company. Each of the issues covered by the Proxy Statement is important to position the Company for growth. We hope that you will take time to carefully consider each matter.

         Whether or not you expect to be present at the meeting, please complete, date, sign, and mail the enclosed proxy in the envelope provided. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                         Sincerely,

                                         /s/ Howard Oringer

                                         Howard Oringer
                                         Chairman of the Board

                              VERILINK CORPORATION
                             950 EXPLORER BOULEVARD
                         HUNTSVILLE, ALABAMA 35806-2808
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 2001

                            ------------------------

         The Annual Meeting of Stockholders (the "Annual Meeting") of Verilink Corporation (the "Company"), will be held at the Company's facility located at 950 Explorer Boulevard in Huntsville, Alabama on Wednesday, November 14, 2001, at 9:00 a.m. local time, for the following purposes:

                  1. To elect two (2) Class II directors to hold office until the 2004 Annual Meeting of Stockholders or until their respective successors have been duly elected or appointed;

                  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 28, 2002; and

                  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         The foregoing matters are described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

         The Board of Directors has fixed the close of business on October 1, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                             By Order of the Board of Directors,

                                             /s/ Graham G. Pattison

                                             Graham G. Pattison
                                             President, Chief Executive Officer
                                             and Director

Huntsville, Alabama
October 17, 2001


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

               MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER 17, 2001

                              VERILINK CORPORATION
                             950 EXPLORER BOULEVARD
                         HUNTSVILLE, ALABAMA 35806-2808
                            ------------------------

                                 PROXY STATEMENT

GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Verilink Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Wednesday, November 14, 2001, at 9:00 a.m. local time, at the Company's facility located at 950 Explorer Boulevard, Huntsville, Alabama and any adjournment or postponement thereof (the "Annual Meeting"). The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

         The solicitation of proxies will be conducted by mail and the Company will bear all associated costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on October 1, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 15,744,834 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 7,872,418, of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters, except that stockholders have cumulative voting rights with respect to the election of directors.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 1, 2001 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and nominee for director of the Company, (c) each Named Executive Officer in the Summary Compensation Table below (see "Executive Compensation") and (d) all directors and current executive officers who beneficially own shares, as a group.

                                                                                     VESTED
                                                                                     OPTIONS                           PERCENTAGES
                                                                 NUMBER OF         EXERCISABLE            TOTAL         OF SHARES
                                                                  SHARES            WITHIN 60          BENEFICIAL     BENEFICIALLY
NAME OF BENEFICIAL OWNER                                           OWNED             DAYS(1)           OWNERSHIP        OWNED(2)
------------------------                                         ---------         -----------         ----------     ------------
Leigh S. Belden(3) ....................................          2,691,575             72,905           2,764,480          17.48%
Steven C. Taylor(4) ...................................          1,908,164             72,905           1,981,069          12.52%
Beltech, Inc.(5) ......................................          1,000,000                 --           1,000,000           6.35%
Beacon Telco, L.P(6) ..................................            999,900                 --             999,900           6.25%
Dimensional Fund Advisors Inc.(7) .....................            893,600                 --             893,600           5.68%
Oliver Corporation(8) .................................            800,000                 --             800,000           5.08%
Graham G. Pattison(9) .................................             29,200            460,628             489,828           3.02%
Howard Oringer ........................................            248,500            150,000             398,500           2.51%
Michael L. Reiff(10) ..................................                 --            155,000             155,000              *
Ronald G. Sibold(11) ..................................              5,000            120,833             125,833              *
John A. McGuire .......................................             30,000             84,167             114,167              *
John E. Major .........................................             10,000             80,334              90,334              *
S. Todd Westbrook(12) .................................                 --             50,000              50,000              *
James B. Garner(13) ...................................              5,269             40,000              45,269              *
Steven E. Turner ......................................             11,472                 --              11,472              *
Edward A. Etzel .......................................              2,000                 --               2,000              *
Directors and current executive officers as a group
   (12 persons)(14) ...................................          4,942,176          1,342,922           6,285,098          36.78%

--------------
 * Less than 1%

(1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are vested and exercisable or vested and exercisable within 60 days of October 1, 2001 are deemed outstanding. Employee stock options are generally exercisable; however the shares of Common Stock issuable upon exercise typically vest over time provided the optionee remains continuously employed by the Company. Upon cessation of employment, the Company has the option to repurchase all of any unvested shares issued upon exercise of employee options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Verilink Corporation, 950 Explorer Boulevard, Huntsville, Alabama 35806-2808.

(2) Percentage beneficially owned is based on 15,744,834 shares of Common Stock outstanding as of October 1, 2001.

(3) Includes (a) 1,130,869 shares owned by Leigh S. Belden, individually, and by Leigh S. Belden & Deborah Tinker Belden, or their successors, Trustees U/A Dated 12/09/88; (b) 1,050 shares owned by Baytech Associates, a California general partnership in which Mr. Belden has a 50% general partner interest; (c) 559,656 shares owned by trusts for minor children of Mr. Belden; and (d) 1,000,000 shares owned by Beltech, Inc., a Nevada corporation of which Mr. Belden is a Director and President and the Leigh S. Belden and Deborah Tinker Belden Trust U/A Dated 12/09/88 is the sole shareholder. Mr. Belden disclaims beneficial ownership as to 559,656 of these shares. As of October 1, 2001, Mr. Belden has pledged 891,280 shares to the Company to secure the notes described under "Certain Relationships and Related Transactions".

(4) Includes (a) 1,107,114 shares owned by Steven C. Taylor, individually, and by Steven C. Taylor and Suzanne E. Taylor, Trustees of Steven and Suzanne Taylor Living Trust Agreement Dated June 2, 1988; (b) 1,050 shares owned by Baytech Associates, a California general partnership interest in which Mr. Taylor has a 50% general partner interest; and
         (c) 800,000 shares owned by the Oliver Corporation, a Nevada corporation of which Mr. Taylor is a Director and President and the Steven and Suzanne Taylor Living Trust Agreement Dated June 2, 1988 is the sole shareholder.

(5)      Beltech, Inc., 940 Southwood Blvd., Suite 201, Incline Village, NV
         89452.

(6) As reported in a Schedule 13D filed by Beacon Telco, L.P. as of April 1, 2001, includes 749,900 outstanding shares as to which Beacon Telco, L.P. has sole voting and investment power, and includes vested rights to acquire 250,000 shares pursuant to the Warrant and Stockholder's Agreement between the Company and Beacon Telco, L.P. dated October 13, 2000. Beacon Telco, L.P., 8 St. Mary's Street, Boston, MA 02215.

(7) As reported in a Schedule 13G filed by Dimensional Fund Advisors Inc. as of December 31, 2000, includes 893,600 shares as to which Dimensional Fund Advisors Inc. has sole voting and investment power. Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(8)      Oliver Corporation, 940 Southwood Blvd., Suite 201, Incline Village, NV
         89452.

(9) Excludes options to purchase 339,372 shares that are not vested, but exercisable within 60 days of October 1, 2001.

(10) Excludes options to purchase 264,500 shares that are not vested, but exercisable within 60 days of October 1, 2001.

(11) Excludes options to purchase 279,167 shares that are not vested, but exercisable within 60 days of October 1, 2001.

(12) Excludes options to purchase 150,000 shares that are not vested, but exercisable within 60 days of October 1, 2001.

(13) Excludes options to purchase 85,000 shares that are not vested, but exercisable within 60 days of October 1, 2001.

(14) Excludes options to purchase 1,204,289 shares that are not vested, but exercisable within 60 days of October 1, 2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during fiscal 2001, all Reporting Persons complied with all applicable filing requirements except as follows. Steven C. Taylor failed to report sales of 84,000 shares in March 2000 and a gift of 1,500 shares in April 2000 on Form 4's for March 2000 and April 2000, respectively. This failure was inadvertent, and the transactions were subsequently reported on a Form 5 filed on August 15, 2001 for the fiscal year ended June 29, 2001. The November 2000 Form 4 for Edward A. Etzel was inadvertently filed 23 days late, on January 3, 2001, rather than December 11, 2000. The June 2000 Form 5 for James B. Garner was inadvertently filed 1 day late, on August 15, 2001, rather than August 14, 2000.
S. Todd Westbrook failed to timely report a stock option granted in February 2000 on Form 5. This failure was inadvertent, and the option grant was subsequently reported on Form 5 for the fiscal year ended June 30, 2000 that was filed late on April 10, 2001.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The number of directors on the Board is fixed at seven (7). The Company's Certificate of Incorporation divides the Company's Board of Directors into three classes designated Class I, Class II, and Class III. The members of each class of directors serve staggered three-year terms. The Board is currently composed of two (2) Class I directors (Graham G. Pattison and John E. Major), two (2) Class II directors (Howard Oringer and John A. McGuire), and two (2) Class III directors (Leigh S. Belden and Steven C. Taylor), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003, 2001 and 2002, respectively. There is currently one vacancy on the Board.

         At the Annual Meeting, the stockholders will elect two (2) Class II directors to serve a three (3) year term until the 2004 Annual Meeting of Stockholders or until their respective successors are elected or appointed and qualified or until the directors' earlier resignation or removal. In the event either of the nominees is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy. The Board of Directors has no reason to believe that the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

         In voting for directors for each class, each stockholder is entitled to cast that number of votes equal to the number of shares of Common Stock held by such stockholder multiplied by the number of directors to be elected to that certain class of directors, and each stockholder may cumulate and cast all such votes for a single director nominated to such class, or may distribute such votes among the number of directors to be elected to such class as such stockholder sees fit. Votes may be cumulated only for directors to be elected within each class. The candidates for each class of directors receiving the highest number of affirmative votes will be elected to such class, up to the number of directors to be elected to that class. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote for any or all of the nominees for that certain class of directors as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for such class for whom authority to vote has not been withheld.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

         Certain information about Howard Oringer and John A. McGuire, the Class II director nominees, is furnished below.

         Mr. Oringer has been a Director of the Company since August 1987 and Chairman of the Board of Directors since January 1996. In addition, he has been the Managing Director of Communications Capital Group, a management consulting firm, since November 1993. From February 1986 to November 1993, Mr. Oringer was the President, Chief Executive Officer and Chairman of the Board of Directors of Telesciences, a manufacturer of telecommunications equipment. Mr. Oringer received a B.E. in Engineering from the Stevens Institute of Technology, an M.S. in Electrical Engineering from the California Institute of Technology and an M.B.A. from Santa Clara University. Mr. Oringer is a member of the Board of Directors of Tekelec, Inc. and Ixia, Inc.

         Mr. McGuire became a Director of the Company in July 1998. Mr. McGuire retired in 2000 as the Chairman and Chief Executive Officer of Ellipsys Technology, Inc., a telecommunications company. From 1994 to 1996, Mr. McGuire was the Managing Partner of J. McGuire and Associates, a management consulting firm. From 1991 to 1994, Mr. McGuire was the President of Telescience International, a telecommunications manufacturing company. Mr. McGuire received a B.S. in Mathematics from the California State University.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES NAMED
ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

                                                                                                  DIRECTOR
NAME                             AGE      PRINCIPAL OCCUPATION                                     SINCE
-----------------------          ---      -------------------------------------------------       -------
Graham G. Pattison(3)            51       President, Chief Executive Officer, and Director          1999
Howard Oringer(1)(2)(3)          59       Managing Director of Communications Capital Group         1987
Leigh S. Belden(3)               52       Director                                                  1982
Steven C. Taylor(2)              53       Vice Chairman of the Board                                1982
John A. McGuire(1)(2)(3)         66       Director                                                  1998
John E. Major(1)                 55       President, Novatel Wireless, Inc.                         1999

---------
(1)      Member of Audit Committee.

(2)      Member of Compensation Committee.

(3) Member of the Strategy Committee. Mr. McGuire was appointed to the Strategy Committee in February 2001.

         Mr. Belden co-founded the Company and served as its President, Chief Executive Officer, and Director since its inception in December 1982. In April 1999, Mr. Belden resigned as the Company's President and Chief Executive Officer. From 1980 to 1982, Mr. Belden was Vice President of Marketing for Cushman Electronics, a manufacturer of telephone central office and two-way radio test equipment. Previously, he held various international and domestic sales and marketing management positions for California Microwave. Mr. Belden received a B.S. in Electrical Engineering from the University of California at Berkeley and an M.B.A. from Santa Clara University.

         Mr. Major is CEO of Novatel Wireless, Inc. Prior to joining Novatel Wireless in July 2000, Mr. Major served as president and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc. Mr. Major also served as Corporate Executive Vice president of QUALCOMM Inc. and President of its Wireless Infrastructure Division. Prior to that, Mr. Major held several executive leadership positions at Motorola from 1977 until joining QUALCOMM in 1997. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, and a M.S. in Mechanical Engineering from the University of Illinois. He also holds a M.B.A. with distinction from Northwestern University and a J.D. from Loyola University. Mr. Major received an honorary doctorate from Westminster College in 1995. Mr. Major currently serves on the board of directors of Novatel Wireless, Inc., Littlefuse Inc., Indentix, Inc., Advanced Remote Communications Solutions, and Lennox International Inc.

         Mr. Pattison joined the Company as its President, Chief Executive Officer, and Director in April 1999. Prior to joining the Company, Mr. Pattison held various executive positions at Motorola Corporation from 1991 through April 1999 including, Corporate Vice President and General Manager of new business ventures at Motorola's new Internet and Networking Group and Vice President and General Manager of Motorola's Network System Division. Mr. Pattison received a B.S. in Electrical Engineering and a M.S. in Engineering Technology from Royal Melbourne Institute of Technology, Australia.

         Mr. Taylor co-founded the Company and has served as its Chief Technical Officer since its inception in December 1982 until his retirement in April 1999. In addition, Mr. Taylor served as Chairman of the Board of Directors from the Company's inception until January 1996, at which time he became the Vice Chairman of the Board of Directors. Previously, Mr. Taylor served as Chief Engineer of Digital Products for Culbertson Industries and California Microwave. In 1980, Mr. Taylor formed Telecommunications Consultants, Inc., a consulting firm engaged in the design and support of digital and analog communications equipment.

         There are no family relationships among any of the directors or executive officers of the Company.

BOARD MEETING AND COMMITTEES

         The Company's Board of Directors met six (6) times during fiscal 2001. None of the directors attended fewer than 75% of all the meetings of the Board and those committees of the Board on which he served. The Chairman of the Board receives a retainer of $6,500 per quarter. The Vice Chairman of the Board receives a retainer of $6,000 per quarter. All other Non-employee Directors receive a retainer fee of $4,000 per quarter. In addition, all Non-employee Directors receive a fee of $2,000 for each Board meeting attended, or $1,000 for telephonic participation.

         The Audit Committee, which held seven (7) meetings during fiscal 2001, currently consists of Messrs. Major, McGuire, and Oringer. The Audit Committee Chairman, Mr. Major, receives a retainer fee of $1,750 per quarter. All other Non-employee Audit Committee Members receive a retainer fee of $1,000 per quarter. In addition, each Non-employee Audit Committee Member receives a fee of $500 for each meeting attended. The Audit Committee recommends to the Board the engagement of the firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed, and monitors the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

         The Compensation Committee, which held eight (8) meetings during fiscal 2001, currently consists of Messrs. McGuire, Oringer, and Taylor. The Compensation Committee Chairman, Mr. McGuire, receives a retainer fee of $1,750 per quarter. All other Non-employee Compensation Committee Members receive a retainer fee of $1,000 per quarter. In addition, each Non-employee Compensation Committee Member receives a fee of $500 for each meeting attended. The Compensation Committee establishes and reviews the compensation policies applicable to the Company's executive officers and administers the 1993 Amended and Restated Stock Option Plan (the "Option Plan") and the Verilink Corporation 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Stock Option grants intended to qualify as performance based compensation exempt from the deduction limit under Section 162(m) of the Internal Revenue Code will be granted by a sub-committee consisting solely of Messrs. Oringer and McGuire.

         The Strategy Committee, which held eight (8) meetings during fiscal 2001, currently consists of Messrs. Belden, McGuire, Oringer, and Pattison. Mr. McGuire was appointed to the Strategy Committee in February 2001. The Strategy Committee Chairman, Mr. Belden, receives a retainer fee of $4,000 per quarter. All other Non-employee Strategy Committee Members receive a retainer fee of $2,500 per quarter. In addition, each Non-employee Strategy Committee Member receives a fee of $2,000 for each meeting attended, or $1,000 for telephonic participation. The Strategy Committee establishes and reviews the strategic direction of the Company.

         The Company also pays any Non-employee Director who consults with the Company in the amount of $1,000 for each half-day, or $2,000 for each full day. This fee is paid only for days in which the Non-employee Director is not receiving fees for attendance at Board Meetings or Committee Meetings. During fiscal 2001, the Company paid Mr. Belden $23,000, Mr. Major $9,000, Mr. McGuire $23,000, Mr. Oringer $13,000, and Mr. Taylor $9,000 for these per diem fees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Taylor joined the Compensation Committee after his retirement from Verilink in April 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal 2001, the Company advanced $115,092 and $300,653 for housing assistance loans to Graham G. Pattison and Michael L. Reiff, respectively, in connection with the offers of employment to these executive officers of the Company. At June 29, 2001, the total amount outstanding under these loans was $242,712 and $409,734 for Mr. Pattison and Mr. Reiff, respectively. These loans bear no interest and will be repaid based upon the earlier of termination of employment for cause, ninety days after voluntary termination of employment, one year after any other termination of employment, or seven years from the date of the loans. In the event the underlying property covered by these loans is sold by the executives for less than the purchase price of the property, the loan amount will be reduced accordingly and the Company will reimburse the executives for any tax liability that arises as a result of this loan forgiveness. Additional advances totaling approximately $250,000 are expected to be made in fiscal 2002 to Mr. Pattison as part of the housing assistance loan. The Company also advanced $35,518 in fiscal 2001 to Edward A. Etzel for a housing assistance loan. As part of Mr. Etzel's termination agreement, Mr. Etzel transferred his ownership interest in the house under construction to the Company in exchange for the amount owed under the housing assistance loan that totaled $226,483 on his termination date.

         During fiscal 2000, the Company provided other loans in the amount of $300,000 each to Mr. Pattison and Mr. Reiff. These loans bear no interest and should be repaid based upon the earlier of termination of employment for any reason or within one year after the value of exercisable stock options exceeds $2,000,000 (defined as the fair market value of stock subject to exercisable options less the total exercise price of such options). If the executive's employment terminates before the exercisable stock options exceeds $2,000,000, a portion of the loan amount will be forgiven for each full year the executive remained employed by the Company. The portion forgiven is fifty percent for each full year of service for Mr. Reiff and twenty-five percent for each full year of service for Mr. Pattison.

         In September 1993, the Company and Leigh S. Belden, a Director of the Company, entered into a Common Stock Purchase Agreement providing for the purchase by Mr. Belden of 1,600,000 shares of the Company's Common Stock in exchange for a non-recourse promissory note issued by Mr. Belden in favor of the Company in the amount of $800,000 with the issued shares of Common Stock initially collateralizing the note. From time to time thereafter, the Company released excess collateral based upon then current market prices. Through subsequent note modifications in February 1998 and September 1999, repayments on this note, which bears interest at 5% per annum, would commence in September 2000 and continue through maturity in March 2002. During fiscal 2001, quarterly payments of $115,000 were made in September and December 2000. The March 2001 and June 2001 payments and the remaining quarterly payments were rescheduled to March 2002. As of June 29, 2001, $942,782 of principal and interest was outstanding under this promissory note. A total of 794,240 shares of Common stock of the Company was held by the Company at June 29, 2001 as collateral for this note and the loan facility discussed below.

         In February 1999, the Company approved a loan facility of up to $3,000.000 to Mr. Belden in return for a note that bears interest at 6% per annum and that had an original maturity date of March 1, 2000. All or a portion of this loan facility may be made available through guarantees by the Company of third party loans. The September 1999 note modification agreement provided for the repayment of this note to commence in September 2000 and to continue through maturity in March 2002. During fiscal 2001, quarterly payments of $360,000 were made in September and December 2000. The March 2001 and June 2001 quarterly payments and the remaining quarterly payments were rescheduled to March 2002. As of June 29, 2001, $2,116,786 of principal and interest was outstanding under this loan facility. A total of 794,240 shares of Common stock of the Company was held by the Company at June 29, 2001 as collateral for this loan facility and the non-recourse promissory note discussed above.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

         The following tables set forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

         The following table, together with the footnotes thereto, summarizes the total compensation for fiscal 2001 of (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company who were serving as such at 2001 fiscal year end, and (iii) two additional persons who would have been included in the table if they had been serving as executive officers of the Company at 2001 fiscal year end (collectively, the "Named Executive Officers"), as well as the total compensation paid to each Named Executive Officer for the Company's two previous fiscal years, if applicable.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                          ANNUAL COMPENSATION         SECURITIES
                                                        ------------------------      UNDERLYING        ALL OTHER
                                           FISCAL       SALARY            BONUS        OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR        ($)(1)           ($)(2)         (#)(3)           ($)(4)
------------------------------------------  ----        -------          -------      ----------      ------------
Graham G. Pattison........................  2001        300,000               --             --          74,535(5)(6)
    President, Chief Executive              2000        305,769          489,876        500,000          39,020(5)
    Officer, and Director                   1999         51,923               --        300,000          11,376(5)

Michael L. Reiff..........................  2001        250,000               --         89,500          88,401(7)(8)
    Executive Vice President and            2000        147,115          158,230        350,000         124,873(7)
    Chief Operating Officer                 1999             --               --             --              --

Ronald G. Sibold..........................  2001        200,000           50,000        200,000          27,708
    Vice President and Chief                2000         11,538           94,555        200,000              32
    Financial Officer                       1999             --               --             --              --

S. Todd Westbrook.........................  2001        160,000               --        100,000          17,977
    Vice President, Operations              2000         55,026           50,000        100,000           4,249
                                            1999             --               --             --              --

James B. Garner...........................  2001        150,000               --         30,000          19,813
    Vice President, Marketing               2000        131,538           70,607         75,000           5,862
                                            1999             --               --             --              --

Edward A. Etzel(9)........................  2001        236,842(10)      104,724             --         106,376(11)
    former Sr. Vice President ,             2000         47,597               --        250,000           3,819
    Worldwide Sales                         1999             --               --             --              --

Steven E. Turner(12)......................  2001        215,465(13)           --             --          11,191
    former Vice President and               2000        200,461           86,859        100,000          14,576
    Chief Technical Officer                 1999         76,270           39,655        100,000           8,891

-------------
(1) The amounts disclosed in this column include amounts deferred by the Named Executive Officers pursuant to the Company's 401(k) Investment/Retirement Plan (the "401(k) Plan"). The fiscal 2000 salary for each Named Executive Officer employed during the entire year is shown for 53 weeks to match the number of weeks included in the Company's fiscal year ended June 30, 2000 as compared to 52 weeks for the 2001 and 1999 fiscal years.

(2) The amounts disclosed in this column represent bonus amounts in the year earned and commissions earned on sales.

(3) The stock options listed in the table include options granted to purchase Common Stock of the Company.

(4) The amounts shown in this column include the fringe benefits offered to executive officers that consists of auto allowances and operating expenses, 401(k) Plan matching contributions, certain membership fees, reimbursement of medical, tax, and legal expenses, and life insurance premiums paid by the Company.

(5) Includes payments by the Company for temporary housing and relocation expenses of $24,485, $22,734, and $8,681 in fiscal 2001, 2000, and
         1999, respectively.

(6) Additionally, includes imputed interest on interest-free loans of $23,203.

(7) Includes payments by the Company for temporary housing and relocation expenses of $32,569 and $116,248 in fiscal 2001 and 2000, respectively.

(8) Additionally, includes imputed interest on interest-free loans of $22,579.

(9) Mr. Etzel resigned as the Company's Senior Vice President, Worldwide Sales in March 2001.

(10) This amount represents $168,476 in salary earned during fiscal year 2001 and $68,366 in severance compensation paid during fiscal 2001.

(11)     Includes payments by the Company for relocation expenses of $84,818.

(12) Mr. Turner resigned as the Company's Vice President and Chief Technical Officer in March 2001.

(13) This amount represents $161,619 in salary earned during fiscal year 2001 and $53,846 in severance compensation paid during fiscal 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information with respect to the grant of stock options under the Company's Amended and Restated 1993 Stock Option Plan to each of the Named Executive Officers during the fiscal year ended June 29, 2001.

                                                                                           POTENTIAL REALIZABLE VALUE
                                NUMBER OF     % OF TOTAL                                    AT ASSUMED ANNUAL PATE OF
                               SECURITIES       OPTIONS       EXERCISE                       STOCK APPRECIATION FOR
                               UNDERLYING     GRANTED TO       SHARE                              OPTION TERM(1)
                                 OPTIONS     EMPLOYEES IN    PRICE PER    EXPIRATION       --------------------------
NAME                             GRANTED      FISCAL YEAR      SHARE         DATE             5%                10%
----------------------------   ----------    ------------    ---------    ----------       -------            -------
Graham G. Pattison..........          --           --             --             --             --                 --
Michael L. Reiff............      89,500         9.49         $3.188       11/24/10        179,440            454,736
Ronald G. Sibold............     200,000        21.20         $2.375       12/07/10        298,724            757,028
S. Todd Westbrook...........     100,000        10.60         $2.375       12/07/10        149,362            378,514
James B. Garner.............      30,000         3.18         $1.969       03/15/11         37,145             94,133
Edward A. Etzel.............          --           --             --             --             --                 --
Steven E. Turner............          --           --             --             --             --                 --

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in fiscal year 2001, and unexercised options held as of June 29, 2001, by the Named Executive Officers.

                                                                            NUMBER OF
                                                                      SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                               SHARES                                   FISCAL YEAR END(#)               FISCAL YEAR END($)(2)
                             ACQUIRED ON          VALUE         --------------------------------    -------------------------------
NAME                         EXERCISE(#)       REALIZED(1)($)   EXERCISABLE     UNEXERCISABLE(3)    EXERCISABLE    UNEXERCISABLE(3)
------------------------    ------------       -----------      -----------     ----------------    ------------   ----------------
Graham G. Pattison .....            --          $     --           377,932           422,068          $274,762          $363,938
Michael L. Reiff .......            --                --           118,541           300,959            84,401           169,533
Ronald G. Sibold .......            --                --           100,000           300,000            51,250           153,750
S. Todd Westbrook ......            --                --            50,000           150,000            25,625            76,875
James B. Garner ........            --                --            26,250            98,750             6,406            62,155
Edward A. Etzel ........            --                --                --                --                --                --
Steven E. Turner(4) ....        75,000            77,493                --                --                --                --

--------------
(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and $3.40, the price per share of the underlying shares of Common Stock, as reported on the Nasdaq National Market on June 29, 2001 (the last trading day of fiscal year 2001).

(3) The options are immediately exercisable; however, the shares of Common Stock issued upon exercise of such options typically vest over four years at the annual rate of 25% of the total shares granted on the anniversary of the grant date, provided the optionee remains continuously employed by the Company. Upon cessation of employment for any reason, the Company has the option to repurchase all, but not some, of any unvested shares of Common Stock issued upon exercise of an option, within 60 days following the date of cessation of employment at a repurchase price equal to the exercise price of such shares. Accordingly, options are identified above as unvested to the extent that the underlying Common Stock is unvested as of fiscal year end.

(4)      Includes shares acquired on exercise after employment was terminated.

CHANGE OF CONTROL SEVERANCE BENEFITS AGREEMENTS AND EMPLOYMENT CONTRACTS

         The Company has entered into a Change of Control Severance Benefits Agreement (the "Agreement") with each of its executive officers. All capitalized terms in the description below have the same meaning as in the Agreement. Under the terms of the Agreement if the executive's employment terminates due to an Involuntary Termination or a Voluntary Termination for Good Reason within 24 months following a Change of Control, the termination will be a Covered Termination and the Company shall (i) pay the Executive a lump sum payment equal to 100% of the sum of Annual Base Pay and Annual Bonus, subject to any applicable withholding of federal, state or local taxes, (ii) fully vest all stock options held by the executive and the period of time to exercise such stock options following a Covered Termination may be extended, and (iii) continue Welfare Benefit coverage for the executive and his covered dependents under any Welfare Benefit plan or program maintained by the Company on the same terms and conditions (including cost to the executive) as in effect immediately prior to the Covered Termination, for one (1) year following the Covered termination. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under the Agreement, the executive shall execute an Employee Agreement and Release (the "Release"). Such Release shall specifically relate to all of the executive's rights and claims in existence at the time of such execution and shall confirm the executive's obligations under the Company's standard form of proprietary information agreement.

         Mr. Michael L. Reiff, Executive Vice President and Chief Operating Officer is a party to an Employment Agreement with the Company. Pursuant to that Agreement, Mr. Reiff is entitled to an annual base salary of $250,000, subject to annual increases; is eligible for annual bonuses, subject to meeting performance goals, with a target payout of fifty percent (50%) of annual base salary; and is eligible for benefits generally available to other executive officers of the Company. He also received temporary housing and relocation assistance and was granted a loan facility of $400,000, as amended, to acquire a residence in Alabama and another loan facility of $300,000. Under the Agreement, Mr. Reiff is also entitled to receive an option to purchase 89,500 shares of Company common stock on each anniversary of his employment with the Company. In addition, if Mr. Reiff's employment with the Company terminates under specified circumstances, such as an involuntary termination by the Company without cause, he will be entitled to severance benefits equal to one (1) year's annual base salary and to the continuation of other employee benefits for a period of one
(1) year following any such termination.

         Mr. Graham G. Pattison, the Company's President and Chief Executive Officer is a party to an Employment Agreement with the Company. Pursuant to that Agreement, Mr. Pattison is entitled to an annual base salary of $300,000, subject to annual increases; is eligible for annual bonuses, subject to meeting performance goals, with a target payout of fifty percent (50%) of annual base salary; and is eligible for benefits generally available to other executive officers of the Company. He also received temporary housing and relocation assistance and was granted a loan facility of $400,000, as amended, to acquire a residence in Alabama and another loan facility of $300,000. In addition, if Mr. Pattison's employment is terminated by the Company without cause, he will be entitled to severance benefits equal to one (1) year's annual base salary and to the continuation of other employee benefits for a period of one (1) year following any such termination.

         Mr. Edward A. Etzel, the Company's former Senior Vice President, Worldwide Sales, is a party to a Settlement Agreement and Full and Final Release of Claims entered into in connection with his termination of employment with the Company. Pursuant to that Agreement, Mr. Etzel received salary continuation for six months from the effective date of the Agreement and continuation of coverage under the Company's medical, dental, and vision plans during that six-month salary continuation period. Additionally, Mr. Etzel transferred his ownership interest in the house under construction to the Company in exchange for the amount owed under the housing assistance loan that totaled $226,483 on his termination date.

         Mr. Steven E. Turner, the Company's former Vice President and Chief Technical Officer, is a party to a Settlement Agreement and Full and Final Release of Claims entered into in connection with his termination of employment with the Company. Pursuant to that Agreement, Mr. Turner received salary continuation for six months from the effective date of the Agreement and continuation of coverage under the Company's medical, dental, and vision plans during that six-month salary continuation period.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Compensation Committee and the Audit Committee and the Performance Graph which follows shall not be deemed to be incorporated by reference into such filings.

         In determining the officers' compensation levels, the Compensation Committee generally considers factors such as competitive compensation levels for officers of other high technology companies of similar revenues, profitability and growth rates among other factors. The Compensation Committee is currently composed of Messrs. McGuire, Oringer, and Taylor. Mr. Taylor is a former officer and employee of the Company. In addition to administering the 1993 Amended and Restated Stock Option Plan and the 1996 Employee Stock Purchase Plan, the Compensation Committee is authorized by the Board, among other things, to establish and review annually the general compensation policies applicable to the Company's executive officers, including the relationship of Company financial performance to executive compensation and the basis for the Chief Executive Officer's compensation during each fiscal year.

         The Chief Executive Officer's compensation for fiscal year 2001 was based on the terms of the employment agreement between Graham Pattison and the Company dated March 22, 1999. Based on the Company's performance for fiscal 2001, no bonus was paid.

         Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. For the fiscal year ended June 29, 2001, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $1 million for fiscal 2002.

                                             THE COMPENSATION COMMITTEE

                                             JOHN A. MCGUIRE
                                             HOWARD ORINGER
                                             STEVEN C. TAYLOR

REPORT OF AUDIT COMMITTEE

         The Audit Committee assists the Board of Directors in its oversight of the Company's accounting, reporting practices and financial reports. The Audit Committee's responsibilities are more fully described in its charter, a copy of which was filed as Exhibit A to the proxy statement for the 2000 annual meeting.

         Management has the primary responsibility for the preparation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounted principles.

         In fulfilling its oversight responsibilities, the Audit Committee:

                  - reviewed and discussed the audited consolidated financial statements for fiscal 2001 with the Company's management,

                  - discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees,

                  - received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, and

                  - has discussed with PricewaterhouseCoopers LLP their independence.

         Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2001, for filing with the Securities and Exchange Commission.


                                           THE AUDIT COMMITTEE

                                           JOHN E. MAJOR
                                           JOHN A. MCGUIRE
                                           HOWARD ORINGER

                             STOCK PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on the Company's Common Stock during the last five fiscal years with the cumulative total return on The NASDAQ Stock Market U.S. Index and the JP Morgan H&Q Technology Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Company's Common Stock and in each of the foregoing indices on June 30, 1996 and assumes reinvestment of dividends, if any. The graph depicts the change in the value of Common Stock relative to the indices as of the end of each fiscal year and not for any interim period. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]

                                                                        Cumulative Total Return
                                        --------------------------------------------------------------------------------------
                                                                          End of Fiscal Year
                                        --------------------------------------------------------------------------------------
                                         1996            1997            1998            1999            2000            2001
                                        ------          ------          ------          ------          ------          ------
Verilink Corporation .........          100.00           41.18           32.35           11.52           37.99           13.33
NASDAQ Stock Market (U.S.) ...          100.00          121.60          160.06          230.22          340.37          184.51
JP Morgan H & Q Technology ...          100.00          130.60          165.43          267.75          469.74          233.62

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's inception and has been recommended to the Board of Directors as the Company's independent accountants for fiscal year 2002. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the 2002 fiscal year.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2002.

FEES BILLED TO US BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2001

Audit Fees:

         Fees for the 2001 fiscal year audit by PricewaterhouseCoopers LLP of our annual financial statements and their review of the financial statements included in our quarterly reports on Form 10-Q totaled $120,500.

Financial Information Systems Design and Implementation Fees:

         Fees billed to us during our 2001 fiscal year by PricewaterhouseCoopers LLP to provide services related to the conversion of the Company's MAXCIM computer system to the Oracle ERP system totaled $37,700.

All Other Fees:

         Fees billed to us by PricewaterhouseCoopers LLP during our 2001 fiscal year for other services not described above, including tax related services, totaled $65,727.

         The Audit Committee has determined that the non-audit services provided to us during our fiscal year 2001 by PricewaterhouseCoopers are compatible with the maintenance of their independence.

           STOCKHOLDER PROPOSALS/STOCKHOLDER NOMINATIONS FOR DIRECTOR

         Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than June 14, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

         The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Stockholders wishing to directly nominate candidates for election to the Board of Directors ("Director Nominations") and for the conduct of other business to be brought before an annual meeting ("Other Business"), must do so in accordance with the Company's Certificate of Incorporation and Bylaws.

         To be timely, notice of Director Nominations to be brought before an annual meeting or special meeting must be received by the Secretary of the Company, at the address set forth below, not earlier than ninety nor later than sixty days prior to the first anniversary of the preceding year's annual meeting or, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, such notice must be received not earlier than ninety days prior to such annual meeting and not later than the later of (1) the sixtieth day prior to the annual meeting or
(2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever occurs first. The Certificate of Incorporation also provides that notice of Director Nominations of any candidate for director shall include certain information with respect to a proposed nominee, including (without limitation) information as to such nominee's business background, relationships with stockholders and certain other parties, and share ownership in the Company.

         To be timely, notice of Other Business to be brought before an annual meeting or special meeting must be received by the Secretary of the Company, at the address set forth below, not later than ninety days prior to the meeting date or, if less than one hundred days notice or prior public disclosure of the date of the meeting is given to or made to stockholders, notice of Other Business must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting or special meeting was mailed or made public. The Company has not yet publicly announced the date of the 2002 Annual Meeting of Stockholders.

         Stockholder proposals for Other Business or Director Nominations should be mailed to C.W. Smith, Vice President and Corporate Controller, Verilink Corporation, 950 Explorer Boulevard, Huntsville, Alabama 35806-2808.

                                  OTHER MATTERS

         The Board of Directors knows of no other business at this time which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented.

         Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                           By Order of the Board of Directors


                                           /s/ Graham G. Pattison

                                           Graham G. Pattison
                                           President, Chief Executive Officer
                                             and Director

October 17, 2001
Madison, Alabama

                               [VERILINK(R) LOGO]



























                                                                     VLKCM-PS-01

                          [FORM OF FRONT OF PROXY CARD]

                                                                           PROXY

                              VERILINK CORPORATION
                             950 Explorer Boulevard
                         Huntsville, Alabama 35806-2808

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                          MEETING ON NOVEMBER 14, 2001

         The undersigned hereby appoints GRAHAM G. PATTISON as Proxy, with full power of substitution, and hereby authorizes him to vote, as designated below, all shares (unless a lesser number is specified on the other side) of Common Stock of Verilink Corporation (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on November 14, 2001 at the Company's facility located at 950 Explorer Boulevard, Huntsville, Alabama, at 9:00 a.m. local time, and any adjournment or postponement thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER(S) WITH RESPECT TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF.


                  (Continued and to be SIGNED on the Next Page)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 AND 2.


                         Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer must sign by name and title. Executors, administrators, and trustees must so indicate when signing. If shares are held jointly, EACH holder must sign.

                         Dated                                            , 2001
                               -------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------
                                     Signature(s) of Stockholder(s)

No. 1 Proposal to elect Howard Oringer and John A. McGuire as directors of the Company.

        For      Withheld

        [ ]        [ ]      (INSTRUCTION: To withhold authority to vote for
                             any individual nominee, write that nominee's name in the space provided below.)


                             --------------------------------------------------

No. 2 Proposal to ratify and approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 28, 2002.

        For       Against      Abstain

        [ ]         [ ]          [ ]